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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated March 5, 1999, relating to the (i) consolidated financial statements and financial statement schedule of Corporate Property Associates 14 Incorporated and Subsidiaries which appear in such Registration Statement, and
(ii) financial statements and financial statement schedule of ET LLC which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York

November 12, 1999